Exhibit 10.4

AMENDMENT NO. 7 TO AMENDED AND RESTATED MASTER REPURCHASE AND SECURITIES CONTRACT

AMENDMENT NO. 7 TO AMENDED AND RESTATED MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of March 31, 2017 (this “Amendment”), between PARLEX 5 FINCO, LLC, a Delaware limited liability company (“Seller”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Amended and Restated Master Repurchase and Securities Contract, dated as of April 4, 2014 (as amended by that certain Amendment No. 1 to Amended and Restated Master Repurchase and Securities Contract, dated as of October 23, 2014, as further amended by that certain Amendment No. 2 to Amended and Restated Master Repurchase and Securities Contract, dated as of March 13, 2015, as further amended by that certain Amendment No. 3 to Amended and Restated Master Repurchase and Securities Contract, dated as of April 14, 2015, as further amended by that certain Amendment No. 4 to Amended and Restated Master Repurchase and Securities Contract, dated as of March 11, 2016, as further amended by that certain Amendment No. 5 to Amended and Restated Master Repurchase and Securities Contract, dated as of June 30, 2016, as further amended by that certain Amendment No. 6 to Amended and Restated Master Repurchase and Securities Contract, dated as of March 13, 2017, as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);

WHEREAS, Seller has requested, and Buyer has agreed, to amend the Repurchase Agreement as set forth in this Amendment and Blackstone Mortgage Trust, Inc. (“Guarantor”) agrees to make the acknowledgements set forth herein.

Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:

SECTION 1.    Amendments to Repurchase Agreement.

(a)    The defined terms “Anti-Terrorism Laws” and “Sanctioned Entity”, each as forth in Article 2 of the Repurchase Agreement, are each hereby deleted in their entirety.

(b)    Clause (f) of the definition of “Eligible Asset”, as set forth in Section 2.01 of the Repurchase Agreement, is hereby amended and restated in its entirety to read as follows:

(f)    with respect to such Asset, none of the Underlying Obligors (and any of their respective Affiliates) related to such Asset are Sanctioned Targets;

(c)    The defined terms “Funding Expiration Date” and “Requirements of Law”, each as set forth in Article 2 of the Repurchase Agreement, are each hereby amended and restated in their entirety to read as follows:

“Funding Expiration Date”: March 13, 2018; provided that, in the event that Seller requests an extension of the Funding Expiration Date, such request may be approved or denied by Buyer for any reason or for no reason, as determined in Buyer’s sole and absolute discretion, and it is expressly acknowledged and agreed that Buyer has no obligation to consider or grant any such request.

“Requirements of Law”: With respect to any Person or property or assets of such Person and as of any date, all of the following applicable thereto as of such date: all Governing Documents and existing and future laws, statutes, rules, regulations, treaties, codes, ordinances, permits, certificates, orders and licenses of and interpretations by any Governmental Authority (including, without limitation, Environmental Laws, ERISA, Anti-Corruption Laws, Anti-Money Laundering Laws, Sanctions, regulations of the Board of Governors of the Federal Reserve System, and laws, rules and regulations relating to usury, licensing, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy), judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other Governmental Authority having proper jurisdiction over such Person or such Person’s property or assets.

(d)    The following new defined terms “AML Entity”, “Anti-Corruption Law”, “Anti-Money Laundering Law”, “Investor”, “Sanction” and “Sanctioned Target” are each hereby added to Section 2.01 of the Repurchase Agreement in correct alphabetical order:

“AML Entity”: Each of Seller, all Affiliates of Seller, Pledgor, all Affiliates of Pledgor, Guarantor and all Subsidiaries of Guarantor.

“Anti-Corruption Law”: The U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act, the Canadian Corruption of Foreign Public Officials Act or any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which Seller or any of its Affiliates is located or doing business.

“Anti-Money Laundering Laws”: The applicable laws or regulations in any jurisdiction in which Seller or Guarantor is located or doing business that relate to money laundering, any predicate crime to money laundering or any financial record keeping and reporting requirements related thereto.

“Investor”: Any Person that either (i) is admitted to Seller as a member in accordance with the applicable operating agreement or limited liability company agreement of Seller, or (ii) owns an Equity Interest in Guarantor.

“Sanction” or “Sanctions”: Individually and collectively, any and all economic or financial sanctions, trade embargoes and anti-terrorism laws, imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Treasury Department Office of Foreign Assets Control (OFAC), the U.S. State Department, the U.S. Department of Commerce, or through any existing or future Executive Order, (b) the United Nations Security Council, (c) the European Union, (d) the United Kingdom, or (e) any other governmental authorities with jurisdiction over any of the AML Entities.

“Sanctioned Target”: Any Person, group, sector, territory, or country that is the target of any Sanctions, including without limitation, any legal entity that is deemed to be the target of any Sanctions based upon the direct or indirect ownership or control of such entity by any other Sanctioned Target.

(e)    Section 6.01(d) of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:

(d) Buyer has completed to its satisfaction such due diligence (including, Buyer’s “Know Your Customer”, Anti-Corruption Laws, Sanctions and Anti-Money Laundering Laws diligence) and modeling as Buyer may require;

(f)    The second and third full sentences of Section 7.06 of the Repurchase Agreement are hereby amended and restated in their entirety to read as follows:

No AML Entity (i) is in violation of any Sanctions or (ii) is a Sanctioned Target. The proceeds of any Transaction have not been and will not be used, directly or indirectly, to fund any operations in, finance any investments or activities in or make any payments to a Sanctioned Target or otherwise in violation of Sanctions, Anti-Corruptions Laws or Anti-Money Laundering Laws.

(g)    The following new Sections 7.19 and 7.20 are hereby added to the end of Article 7 of the Repurchase Agreement in correct numerical order:

Section 7.19    Anti-Money Laundering Laws. and Anti-Corruption Laws. The operations of each of Seller and Guarantor are, and have been, conducted at all times in compliance with all applicable Anti-Money Laundering Laws. and Anti-Corruption Laws. No litigation, regulatory or administrative proceedings of or before any court, tribunal or agency with respect to any Anti-Money Laundering Laws or Anti-Corruption Laws have been started or (to its knowledge and belief, after due inquiry) threatened against any AML Entity.

Section 7.20    Sanctions. No AML Entity (a) is a Sanctioned Target, (b) is controlled by or is acting on behalf of a Sanctioned Target or (c) is under investigation for an alleged breach of Sanctions by a governmental authority that enforces Sanctions. To Seller’s Knowledge, no Investor is a Sanctioned Target.

(h)    The third full sentence of Section 8.02 of the Repurchase Agreement is hereby deleted in its entirety.

(i)    The following new Sections 8.12 and 8.13 are hereby added to the end of Article 8 of the Repurchase Agreement in correct numerical order:

Section 8.12    Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(a)    The proceeds of any Transaction shall not be used, directly or indirectly, for any purpose which would breach any applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

(b)    Seller and Guarantor shall (i) conduct its business in compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions; and (ii) maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.

(c)    The repurchase of any Purchased Asset or any other payment due to Buyer under this Agreement or any other Repurchase Document shall not be funded, directly or indirectly, with proceeds derived from a transaction that would be prohibited by Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions, or in any manner that would cause Seller, Guarantor or any Affiliates of Seller or Guarantor to be in breach of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

(d)    Seller shall conduct or cause to be conducted the requisite due diligence in connection with the origination or acquisition of each Purchased Asset for purposes of complying with all applicable Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Underlying Obligor and the origin of the assets used by such Person to purchase the underlying Mortgaged Property, and will maintain sufficient information to identify such Person for purposes of such Anti-Money Laundering Laws.

Section 8.13    Compliance with Sanctions. The proceeds of any Transaction hereunder will not, directly or indirectly, be used to lend, contribute, or otherwise be made available to any Sanctioned Target or any Person (i) to fund any activities or business of or with a Sanctioned Target, or (ii) be used in any manner that would be prohibited by Sanctions or would otherwise cause Buyer to be in breach of any

Sanctions. Seller and Guarantor shall comply with all applicable Sanctions, and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions. Seller or Guarantor shall notify the Buyer in writing not more than one (1) Business Day after becoming aware of any breach of Section 7.20 or this Section 8.13.

(j)    The following new sentence is hereby added to the end of Section 18.15(b) of the Repurchase Agreement:

Seller and Guarantor shall, promptly upon Buyer’s request, deliver documentation in form and substance satisfactory to Buyer which Buyer deems necessary or desirable to evidence compliance with all applicable “know your customer” due diligence checks.

SECTION 2.    Amendment Effective Date. This Amendment and its provisions shall become effective on the date first set forth above (the “Amendment Effective Date”), which is the date that this Amendment was executed and delivered by a duly authorized officer of each of Seller, Buyer and Guarantor, along with the delivery of a secretary certificate and bring down letters affirming the opinions as to corporate, enforceability and bankruptcy matters provided to Buyer on the Closing Date, each dated as of the Amendment Effective Date.

SECTION 3.    Representations, Warranties and Covenants. Seller hereby represents and warrants to Buyer, as of the Amendment Effective Date, that (i) it is in full compliance with all of the terms and provisions and its undertakings and obligations set forth in the Repurchase Agreement and each other Repurchase Document to which it is a party on its part to be observed or performed, and (ii) no Default or Event of Default has occurred or is continuing. Seller hereby confirms and reaffirms its representations, warranties and covenants contained in each Repurchase Document to which it is a party.

SECTION 4.    Acknowledgments of Guarantor. Guarantor hereby acknowledges (a) the execution and delivery of this Amendment and agrees that it continues to be bound by that certain Guarantee Agreement, dated as of March 13, 2014 (the “Guarantee Agreement”), made by Guarantor in favor of Buyer, notwithstanding the execution and delivery of this Amendment and the impact of the changes set forth herein, and (b) that, as of the date hereof Buyer is in compliance with its undertakings and obligations under the Repurchase Agreement, the Guarantee Agreement and each of the other Repurchase Documents.

SECTION 5.    Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the Amendment Effective Date, each (x) reference therein and herein to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment, (y) each reference to the “Repurchase Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Repurchase Agreement, as amended hereby, and (z) each reference in the Repurchase Agreement to “this Agreement”, this “Repurchase Agreement”, this “Amended and Restated Repurchase Agreement”, “hereof”, “herein” or words of similar effect in referring to the Repurchase Agreement shall be deemed to be references to the Repurchase Agreement, as amended by this Amendment.

SECTION 6.    No Novation, Effect of Agreement. Seller and Buyer have entered into this Amendment solely to amend the terms of the Repurchase Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owing by Seller, Guarantor or Pledgor (the “Repurchase Parties”) under or in connection with the Repurchase Agreement, the Fee Letter, the Pledge Agreement or any of the other Repurchase Documents to which any Repurchase Party is a party. It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the Repurchase Obligations of the Repurchase Parties under the Repurchase Agreement and the Pledge Agreement are preserved, (ii) the liens and security interests granted under the Repurchase Agreement and the Pledge Agreement continue in full force and effect, and (iii) any reference to the Repurchase Agreement in any such Repurchase Document shall be deemed to also reference this Amendment.

SECTION 7.    Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 8.    Expenses. Seller and Guarantor agree to pay and reimburse Buyer for all out-of-pocket costs and expenses incurred by Buyer in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the fees and disbursements of Cadwalader, Wickersham & Taft LLP, counsel to Buyer

SECTION 9.    GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

SELLER:

PARLEX 5 FINCO, LLC, a Delaware limited liability company

By:	/s/ Douglas Armer
Name:	Douglas Armer
Title:	Managing Director, Head of Capital Markets and Treasurer

BUYER:

WELLS FARGO BANK, N.A., a national banking association

By:	/s/ Allen Lewis
Name:	Allen Lewis
Title:	Managing Director

With respect to the acknowledgments set forth in Section 4 herein:

GUARANTOR:

BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation

By:	/s/ Douglas Armer
Name:	Douglas Armer
Title:	Managing Director, Head of Capital Markets and Treasurer